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EXHIBIT 4.1.13

SERIES I PREFERRED STOCK NUMBER	SERIES I PREFERRED STOCK SHARES

[STRATUS SERVICES GROUP, INC. LOGO]

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
SEE REVERSE FOR CERTAIN RESTRICTIONS

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE
SERIES I PREFERRED STOCK,

$0.01 PAR VALUE, OF

STRATUS SERVICES GROUP, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

[STRATUS SERVICES GROUP, INC. Corporate Seal]

/s/ J. TODD RAYMOND, ESQ. SECRETARY	/s/ JOSEPH J. RAYMOND CHAIRMAN AND CHIEF EXECUTIVE OFFICER

STRATUS SERVICES GROUP, INC.

        The Corporation will furnish without charge to each stockholder who so requests a copy of the powers, designations, preferences and relative, participating, optional or other special rights to each class of stock or series thereof, and the qualifications, limitations, or restrictions of such preferences and/or rights.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common UNIF GIFT MIN ACT—	CUSTODIAN
Custodian
	(CUST)	(MINOR)
Under Uniform Trans to Minors (State)

TEN ENT—as tenants by the
entireties

JT TEN—as joint tenants with
right of survivorship and not as
tenants in common

        Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said shares on the books to the within named Corporation with full power of substitution in the premises.

Dated:

X

X
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURES(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SIGNATURE(S) GUARANTEED BY:

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  EXHIBIT 4.1.13